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                               SECRETARY'S CERTIFICATE

     I, Lisa A. Rosen, Secretary of The Munder Funds, Inc. ("Company"), hereby certify that the following resolution authorizing Paul Roye, Lisa A. Rosen and Cynthia Surprise to sign the Company's Registration Statement on behalf of Lee Munder, President of the Company, has been adopted, at a meeting of the Board of Directors duly called and held on February 24, 1998, at which a quorum was present and acting throughout:

     RESOLVED, that Paul Roye, Lisa A. Rosen and Cynthia Surprise be, and hereby are authorized to execute and sign on behalf of Lee Munder, President of Company, all amendments and supplements to the Company's Registration Statements on Form N-1A pursuant to a power of attorney from Lee Munder and hereby ratifies the execution of such Registration Statements by such persons.



Dated:  March 20, 1998                  /S/ LISA A. ROSEN
                                        ------------------------------
                                        Lisa A. Rosen, Secretary
                                        The Munder Funds, Inc.